UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2012

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On January 5, 2012 the Company implemented a workforce reduction as part of an effort to bring the Company’s operating expenses more in line with revenues and preserve capital resources.

In connection with this workforce reduction, the Company estimates that it will incur charges in an amount not to exceed $1 million (in cash expenditures) for severance and termination benefits for affected employees, who represented approximately 15% of the existing workforce. Substantially all of this amount will be incurred in the Company’s fiscal fourth quarter, which ends March 30, 2012.

The Company intends to continue its efforts to reduce its operating expenses and expects to take further actions during calendar 2012, including additional reductions in the number of its employees and contractors and other measures that may involve restructuring charges, and will report any material charges as it implements or commits to such actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2012

Network Equipment Technologies, Inc.

By:	/s/ KAREN C. CARTE
Name:	Karen C. Carte
Title:	Vice President and Chief Accounting Officer